                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          ----------------------------


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 8, 2004

                         OUTDOOR CHANNEL HOLDINGS, INC.
                           (Exact Name of Registrant)

           Alaska                                                33-0074499
-------------------------------                              -------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
        Incorporation)                                       Identification No.)

                                     0-17287
                       ----------------------------------
                             (Commission File No.)


   43445 Business Park Drive, Suite 113, Temecula, California       92590
             (Address of Principal Executive Offices)             (Zip Code)

                                 (909) 699-4749
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
         --------------------------------------------------------------
         (Former Name or Former Address, if Changed, Since Last Report)

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Item 5. Other Events.

In October 2003 Perry Massie, Chief Executive Officer, President and Chairman of the Board of Outdoor Channel Holdings, Inc. and Co-President of The Outdoor Channel, Inc., was evaluating the possibility of filming a television show to air on The Outdoor Channel that would feature scuba diving in the Alabama River and the history surrounding the river and Selma, Alabama. The idea for the program derived from a similar show Mr. Massie had filmed for The Outdoor Channel on diving for relics and fossils in South Carolina. In the process of scouting for the new show, Mr. Massie made a dive in the Alabama River. While Mr. Massie is an experienced diver, he had not previously dived in the Alabama River. His guide was the owner/operator of a local scuba shop and diving school who was experienced in diving that area of the river and familiar with its history. The area of their dive is not designated as a historical site. During the dive, the other diver discovered a pre-Civil War carbine, but Mr. Massie did not find any significant relics. As reported in the news media, on returning to the dock after their dive, the two men were arrested under a 1999 Alabama law that makes it a felony to intentionally and knowingly remove, alter, disturb or destroy cultural resources without prior permission.

On April 8, 2004, the Grand Jury in Dallas County, Alabama issued an indictment against Mr. Massie on the charges. Mr. Massie believes he has done nothing wrong and is vigorously defending himself against these charges.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.



By:  /s/ William A. Owen
     -------------------
Name:    William A. Owen
Title:   Chief Financial Officer

Dated: May 25, 2004



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